Exhibit 10.1

Execution Version

GUARANTEE

THIS GUARANTEE (this “Guarantee”) is made as of February 9, 2016, by Algonquin Power & Utilities Corp., a corporation organized under the Laws of Canada (“Guarantor”), in favor of The Empire District Electric Company, a Kansas corporation (the “Company”). Capitalized terms used but not defined herein have the meanings given to such terms in the Merger Agreement (defined below).

WHEREAS, contemporaneously with the execution and delivery of this Guarantee, Liberty Utilities (Central) Co., a Delaware corporation (“Parent”), and its wholly owned subsidiary Liberty Sub Corp., a Kansas corporation (“Merger Sub”), are entering into that certain Agreement and Plan of Merger, dated as of the date hereof, by and among the Company, Parent, and Merger Sub (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”); and

WHEREAS, Parent is an indirect wholly owned subsidiary of Guarantor, and Guarantor shall derive substantial benefit from the transactions contemplated by the Merger Agreement and is executing and delivering this Guarantee to induce the Company to enter into the Merger Agreement.

NOW, THEREFORE, in consideration of the execution of the Merger Agreement by the Company and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows:

1.                                      Guarantee.  Guarantor hereby unconditionally and irrevocably guarantees to the Company the full and prompt payment and performance, when due, of all obligations of Parent under the Merger Agreement (collectively, the “Obligations”).

2.                                      Nature of Guarantee. This is an unconditional guarantee of payment and performance and not merely of collection, and a separate action or actions may be brought against Guarantor to enforce this Guarantee, irrespective of whether any action is brought against Parent or whether Parent is joined in any such action or actions. The Company shall not be obligated to file any claim relating to the Obligations in the event that Parent or Merger Sub becomes subject to any bankruptcy, reorganization or similar proceeding, and the failure of the Company to so file shall not affect Guarantor’s obligations hereunder.

3.                                      Payment or Performance.  In the event of any failure by Parent to pay or perform any Obligation when due in accordance with the terms of the Merger Agreement, Guarantor hereby agrees that, upon receipt of written notice from the Company of such failure, Guarantor shall promptly (but in any event within five (5) Business Days following such notice) pay or perform such Obligation in accordance with the terms of the Merger Agreement; provided, however, that Guarantor shall not be required to pay or perform any Obligation while the validity or existence of such Obligation is being disputed in good faith by Parent in accordance with the terms of the Merger Agreement. All sums payable by Guarantor hereunder shall be paid in United States currency in immediately available funds. In furtherance of the foregoing, the Guarantor acknowledges that the Company may, in its sole discretion, bring and prosecute a separate action or actions against the Guarantor to enforce this Guarantee for such amount, regardless of whether any action is brought against Parent or Merger Sub or whether Parent or Merger Sub is joined in any such action.

4.                                      Reinstatement. This Guarantee shall continue to be effective or shall be reinstated, as the case may be, if at any time any of the amounts paid to the Company, in whole or in part, are rescinded, required to be repaid or otherwise must be returned for any reason whatsoever, all as if such payments had not been made.

5.                                      Certain Waivers.

(a)                                 Guarantor agrees that the obligations of Guarantor hereunder shall not be released, modified or discharged, in whole or in part, by: (i) any change in the time, manner or place of payment or performance of any of the Obligations, or any other amendment or waiver of, or any consent to departure from, any of the terms of the Obligations or of the Merger Agreement; (ii) any release or amendment or waiver of, or consent to departure from, any other guarantee or other credit support document, or any exchange, release or non-perfection of any collateral, security or other credit support for the Obligations; (iii) the failure or delay of the Company to enforce any right or remedy against Parent, Merger Sub Guarantor, or any other Person; (iv) the adequacy of any other means the Company may have of obtaining payment or performance of the Obligations; (v) any change in the corporate existence, structure or ownership of Parent or Guarantor; (vi) any voluntary or involuntary insolvency, bankruptcy, reorganization, liquidation, dissolution, receivership, marshaling of assets, assignment for the benefit of creditors or other similar proceeding affecting Parent or Merger Sub or any other Person now or hereafter liable with respect to the Obligations (vii) any change in the applicable Law of any jurisdiction; or (viii) any other act or omission that may vary the risk of or to Guarantor or otherwise operate as a discharge of Guarantor as a matter of law or equity, other than the indefeasible payment or performance of the Obligations in accordance with their terms.

(b)                                 Guarantor hereby expressly waives (i) any and all rights or defenses arising by reason of any Law that would otherwise require any election of remedies by the Company; (ii) promptness, diligence, notice of the acceptance of this Guarantee and of the Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of any Obligations incurred and all other notices of any kind, other than notices expressly required to be given under the Merger Agreement or this Guarantee; (iii) any and all defenses which may be available by virtue of any valuation, stay, moratorium Law or other similar Law now or hereafter in effect; (iv) any right to require the marshaling of assets of Parent, Merger Sub or of any other Person; (v) all rights of subrogation, indemnification, reimbursement, exoneration or contribution (whether arising by contract or operation of law or in equity, including, without limitation, any such right under bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights) arising prior to the satisfaction in full of the Obligations; and (vi) all suretyship defenses generally.

(c)                                  Notwithstanding any other provision hereof, Guarantor hereby reserves to itself all rights, defenses and counterclaims to which Parent is entitled under the Merger Agreement, other than (i) defenses arising out of any bankruptcy, insolvency, or similar proceedings affecting Parent or its assets, and (ii) defenses arising from any lack of authority of Parent to enter into or perform its obligations under the Merger Agreement or any other agreement or instrument referred to therein. All limitations on the liability of Parent expressly set forth in the Merger Agreement shall apply equally to limit the liability of Guarantor hereunder, and shall constitute a single limitation on the combined liability of Parent under the Merger Agreement and of Guarantor under this Guarantee.

6.                                      Representations and Warranties. Guarantor hereby represents and warrants to the Company that:

(a)                                 Guarantor is a corporation, duly organized, validly existing and in good standing under the Laws of Canada and has all necessary corporate power and authority to enter into and carry out its obligations hereunder.

(b)                                 The execution, delivery and performance of this Guarantee by Guarantor have been duly authorized by all necessary action of Guarantor, and Guarantor has duly executed and delivered this Guarantee. This Guarantee constitutes the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, except as such enforcement may be affected by applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance, and other similar laws affecting creditors’ rights generally.

(c)                                  The execution, delivery and performance of this Guarantee do not (i) conflict with, or result in any violation of any provision of, the Organizational Documents of Guarantor, (ii) conflict with, result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under any material Contract to which Guarantor is a party or by which any of its properties or assets is bound or under any material Permit applicable to the business of Guarantor, or (iii) conflict with, or result in any violation of any provision of, any Judgment or Law, in each case, applicable to Guarantor or its properties or assets.

(d)                                 All Consents required to be obtained from, and all Filings required to be made with, any Governmental Entity necessary for the due execution, delivery and performance of this Guarantee by Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Entity is required in connection with the execution, delivery or performance of this Guarantee.

7.                                      Notices. All notices and other communications under this Guarantee shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt by other than automatic means, whether electronic or otherwise), (b) when sent by facsimile or email (with written confirmation of transmission) or (c) one (1) Business Day following the day sent by an internationally recognized overnight courier (with written confirmation of receipt), in each case, at the following addresses or facsimile numbers (or to such other address or facsimile number as Guarantor or the Company, as the case may be, may have specified by notice given to the other pursuant to this provision):

If to Guarantor:

Algonquin Power & Utilities Corp.
354 Davis Rd, Suite 100
Oakville, Ontario, Canada L6J 2X1
Attention: Chief Executive Officer
Fax: (905) 465-4514

with a copy to:

Algonquin Power & Utilities Corp.
354 Davis Rd, Suite 100
Oakville, Ontario, Canada L6J 2X1
Attention: Chief General Counsel
Fax: (905) 465-4540

and with a copy (which shall not constitute notice) to:

Husch Blackwell LLP
4801 Main Street, Suite 1000
Kansas City, Missouri 64112
Attention: James G. Goettsch
Fax: (816) 983-8080

If to the Company:

The Empire District Electric Company

602 S. Joplin Avenue

Joplin, Missouri 64801

Attn: Chief Executive Officer

Facsimile: (417) 625-5169

with a copy (which shall not constitute notice) to:

Cahill Gordon & Reindel LLP
80 Pine Street
New York, New York 10005
Attn: Michael Sherman
Facsimile: (212) 378-2598

8.                                      Cumulative Rights. Each right, remedy and power hereby granted to the Company or allowed it by Law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Company at any time or from time to time.

9.                                      Waiver and Amendment. No failure on the part of the Company to exercise, and no delay by the Company in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Company of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power hereunder. This Guarantee may be amended only by an instrument in writing executed by Guarantor and the Company.

10.                               Assignment. Neither this Guarantee nor any of the rights, interests or obligations under this Guarantee shall be assigned, in whole or in part, by operation of law or otherwise, by Guarantor without the prior written consent of the Company, or by the Company without the prior written consent of Guarantor. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Guarantee shall be binding on Guarantor, its successors and permitted assigns, and shall inure to the benefit of, and be enforceable by, the Company and its successors and permitted assigns.

11.                               Parties in Interest. This Guarantee is solely for the benefit of the Company and its successors and permitted assigns, and is not intended to, and shall not, confer any rights or remedies upon any other Person.

12.                               Severability. Any term or provision of this Guarantee that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

13.                               Governing Law. This Guarantee, and all Claims or causes of action (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity) that may be based on, arise out of or relate to this Guarantee or the negotiation, execution, performance or subject matter hereof, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.

14.                               Submission to Jurisdiction. All Claims arising from, under or in connection with this Guarantee shall be raised to and exclusively determined by the Court of Chancery of the State of Delaware or, if such court disclaims (or does not have) jurisdiction, the U.S. District Court for the District of Delaware, to whose jurisdiction and venue Guarantor and (by acceptance of this Guarantee) the Company unconditionally consent and submit. Guarantor and (by acceptance of this Guarantee) the Company hereby irrevocably and unconditionally waives any objection to the laying of venue of Claim arising out of this Guarantee in such courts and hereby further irrevocably and unconditionally waives and agree not to plead or claim in any such court that any such Claim brought in any such court has been brought in an inconvenient forum. Guarantor further agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 7 hereof shall be effective service of process for any Claim brought against it in any such court.

15.                               Waiver of Jury Trial. GUARANTOR AND (BY ACCEPTANCE OF THIS GUARANTEE) THE COMPANY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS GUARANTEE.

16.                               Counterparts. This Guarantee may be executed in one or more counterparts (including by means of facsimile or email in.pdf format), all of which shall be considered one and the same instrument, and shall become effective when one or more counterparts have been signed by Guarantor and delivered to the Company, and by the Company and delivered to Guarantor.

[Signature pages follow]

IN WITNESS WHEREOF, Guarantor has caused this Guarantee to be executed and delivered as of the date first written above by its officers thereunto duly authorized.

ALGONQUIN POWER & UTILITIES CORP.

By:	/s/ Ian Robertson
	Name:	Ian Robertson
	Title:	Chief Executive Officer

By:	/s/ David Bronicheski
	Name:	David Bronicheski
	Title:	Chief Financial Officer

Signature Page to Guarantee

ACCEPTED BY:

THE EMPIRE DISTRICT ELECTRIC COMPANY

By:	/s/ Brad Beecher
Name: Brad Beecher
Title: President and Chief Executive Officer

Signature Page to Guarantee